Exhibit 99.1

LIVE NATION AND TICKETMASTER CEOs OUTLINE BENEFITS OF MERGER

Congressional Hearing Highlights Need for Change in Ailing Music Industry

WASHINGTON, February 24, 2009 – Michael Rapino, CEO of Live Nation (NYSE: LYV), and Irving Azoff, CEO of Ticketmaster Entertainment (NASDAQ: TKTM), told members of Congress Tuesday that the merger of their two companies could help revive the struggling music industry and provide a host of benefits to artists and consumers.

The two music industry leaders discussed the challenges facing their industry at a hearing on the merger and future of the concert business convened by the Senate Judiciary Committee’s Subcommittee on Antitrust Competition Policy and Consumer Rights.

“Clinging to old ways and fighting change is not the answer. Together with artists, local promoters and venues, and my new partner Irving, we want to offer some solutions. I’m not claiming we have all the answers, but we can be on the leading edge of change in our industry,” Rapino said.

Azoff, who has spent his 43-year career working with artists, also spoke of the need to find new ways to support artists.

“The message I want to leave you with today is that the music business is in far worse shape that most people realize. We cannot keep doing things that no longer work. This merger will allow the live music industry to avoid repeating the mistakes of the record business,” Azoff said.

Rapino and Azoff said the competition that exists today in every aspect of their business will thrive undiminished after the merger. They pledged to work with the Department of Justice during the agency’s review of the merger.

“Our business model rises or falls on our ability to serve the artists. If others can do it better, the artists will go elsewhere. We welcome competition. Every service we offer today faces aggressive competition and that competition will continue — and likely increase — long after this merger is complete,” Rapino said.

Rapino and Azoff said the combined company, which will be called Live Nation Entertainment, will create an artist-driven company that provides a full-service connection between artists and fans. They said the new company will continue to work with independent venues, promoters and other industry stakeholders.

“It is designed to address the obvious inefficiencies in the supply chain — the large volume of unsold tickets to events, higher costs, surcharges and the explosion of the resale market,” Azoff said.

Rapino said the music industry has been struggling for an alternative to the business model that relied on record labels to support the artist and drive sales. While Azoff offered the perspective of a long-time artist manager, Rapino spoke of his efforts to bring change to Live Nation. Live Nation has achieved steady growth under Rapino’s leadership, despite the music industry’s problems.

“Unlike so many other businesses, we are not here today to seek a bailout or a tax credit or any other favor. Instead, we’ve come with our own self-funded renewal plan. All we ask is the freedom to innovate in an American industry that is in deep trouble,” Rapino said.

The desire to combine the two company stems from several factors:

The live entertainment business model is broken and the industry needs to evolve.

•	There are too many parties between the artist and the fan, all working at cross-purposes, and creating enormous inefficiencies and additional costs.

•	The escalating reseller market is creating a crisis in the industry. Resellers, especially the scalpers/illegal resellers, have no skin in the game and are sapping the system.

•	The primary market is not working well for artists or fans.

Fans and artists are demanding change.

•	Fans are seeking more choice, clear pricing and more technological innovations to improve the ticketing experience.

•	Artists want to have a stronger, more direct and secure connection to their fans.

•	Everyone wants to fill more seats.

Together, Live Nation and Ticketmaster can begin to make the investments needed to fix what doesn’t work today. Merging will:

•	Reduce costs associated with today’s inefficiencies;

•	Relieve pressure on ticket pricing in the primary and secondary markets;

•	Give artists and fans new services and products

•	Spur innovation and competition from all quarters; and

•	Increase concert attendance and improve the entire experience, from ticketing to the actual performance.

Combined, the companies will be better positioned to confront a challenging economy and shifting marketplace.

•	Competition is robust at every level of our traditional distribution (legal and illegal resellers, primary market players, self-ticketing venues as well as new fronts such as iTunes, Amazon and eBay).

•	Technology continues to spur innovations in all aspects of the business.

•	Merging will also allow us to strengthen our ability to serve all fans — including those who don’t have computers or credit cards — by investing further in our phone and retail outlet presence. This also will help preserve existing brick and mortar jobs, too, which contribute to local economies.

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Live Nation Contacts:

For media:	Michael Buckley / Ashley Zandy of Brunswick Group +1-415-293-8461; lne@brunswickgroup.com
Jennifer Gery-Egan of Brainerd Communicators, Inc. +1-212-986-6667; gery@braincomm.com
For investors:	Linda Bandov of Live Nation

+1-310-867-7000; lindabandov@livenation.com

Ticketmaster Contacts:

For media:	Larry Solters of Ticketmaster Entertainment +1-213-639-6169; solters@solters.com
Lex Suvanto / Tom Johnson / Winnie Lerner of The Abernathy MacGregor Group +1-212-371-5999; Lex@abmac.com/TBJ@abmac.com/wal@abmac.com
For investors:	Christina Um of Ticketmaster Entertainment

+1-310-360-2354; ir@ticketmaster.com

About Live Nation
Live Nation’s mission is to maximize the live concert experience. Our core business is producing, marketing and selling live concerts for artists via our global concert pipe. Live Nation is the largest producer of live concerts in the world, annually producing over 22,000 concerts for 1,500 artists in 57 countries. During 2008, the company sold over 50 million concert tickets and drove over 70 million unique visitors to LiveNation.com. Live Nation is transforming the concert business by expanding its concert platform into ticketing and building the industry’s first artist-to-fan vertically integrated concert platform. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol LYV. Additional information about the company can be found at www.livenation.com/investors.

About Ticketmaster Entertainment, Inc.
Ticketmaster Entertainment consists of Ticketmaster and Front Line Management Group.  As the world’s leading live entertainment ticketing and marketing company, Ticketmaster connects the world to live entertainment.  Ticketmaster operates in 20 global markets, providing ticket sales, ticket resale services, marketing and distribution through www.ticketmaster.com, one of the largest e-commerce sites on the Internet; approximately 6,700 retail outlets; and 19 worldwide call centers.  Established in 1976, Ticketmaster serves more than 10,000 clients worldwide across multiple event categories, providing exclusive ticketing services for leading arenas, stadiums, professional sports franchises and leagues, college sports teams, performing arts venues, museums, and theaters.  In 2007, the company sold more than 141 million tickets valued at over $8.3 billion on behalf of its clients. Ticketmaster Entertainment acquired a controlling interest in Front Line Management Group in October 2008.  Founded by Irving Azoff and Howard Kaufman in 2004, Front Line is the world’s leading artist management company.  Ticketmaster Entertainment, Inc. is headquartered in West Hollywood, California (NASDAQ:TKTM).

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding: the growth of the North American concert industry; our market and growth opportunities; ticket sales trends information; our ticketing opportunity and strategies; and the amount of anticipated synergies and other benefits associated with the proposed transaction.

We wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing our plans, the risk that markets do not evolve as anticipated, the possibility that artists may unexpectedly cancel or reschedule all or part of scheduled tours, the potential impact of the general economic slowdown, competition in the industry and challenges associated with building out our ticketing and digital media operations.

We refer you to the documents that Live Nation and Ticketmaster file from time to time with the SEC, specifically the section titled “Risk Factors” of the Live Nation’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and Ticketmaster’s Form 10 and most recent Quarterly Report on Form 10-Q, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements by or concerning Live Nation or Ticketmaster are expressly qualified in their entirety by the cautionary statements above. Live Nation and Ticketmaster do not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

In connection with the proposed transaction, Ticketmaster and Live Nation intend to file relevant materials with the SEC, including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TICKETMASTER, LIVE NATION AND THE TRANSACTION. The joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed by Ticketmaster or Live Nation with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting Live Nation’s Investor Relations at (310) 867-7000 or by accessing Live Nation’s investor relations website at www.livenation.com/investors; or (ii) by contacting Ticketmaster’s Investor Relations at (310) 360-2354 or by accessing Ticketmaster’s investor relations website at http://investors.ticketmaster.com. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

Ticketmaster, Live Nation and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction. Information about the executive officers and directors of Ticketmaster and the number of shares of Ticketmaster’s common stock beneficially owned by such persons is set forth in the registration statement on Form S-1 which was filed with the SEC on August 20, 2008. Information about the executive officers and directors of Live Nation and the number of shares of Live Nation’s common stock beneficially owned by such persons is set forth in the proxy statement for Live Nation’s 2008 Annual Meeting of Stockholders which was filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the direct and indirect interests of Ticketmaster, Live Nation and their respective executive officers and directors in the transaction by reading the joint proxy statement/prospectus regarding the transaction when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.